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As filed with the Securities and Exchange Commission on June 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4023433 (I.R.S. Employer Identification No.)
26651 West Agoura Road Calabasas, California 91302 (Address of principal executive offices)
ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN (Full title of the plan(s))
Ronald W. Rudolph Chief Financial Officer 26651 West Agoura Road Calabasas, California 91302 (818) 878-7900 (Name, address and telephone number, including area code, of agent for service)
Copies to:
J. Hovey Kemp James E. Showen HOGAN & HARTSON L.L.P. 555 13th Street, NW Washington, DC 20004 (202) 637-6851

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Shares, $0.01 par value per share(1)(2)	1,000,000	$4.28	$4,280,000.00	$347.00

(1)
This Registration Statement covers, in addition to the number of shares of On Assignment, Inc. Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). This Registration Statement also covers an additional indeterminate number of shares of Common Stock, options and rights that may be offered or issued pursuant to the On Assignment, Inc. Restated 1987 Stock Option Plan, as a result of one or more adjustments under such plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Includes Series A Junior Participating Preferred Share Rights attached thereto pursuant to that Rights Agreement, dated as of June 4, 2003, between On Assignment, Inc. and U.S. Stock Transfer Corporation, for which no separate fee is payable pursuant to Rule 457(i).

(3)
Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the bid and asked prices per share of On Assignment, Inc. Common Stock on June 13, 2003, as reported on the NASDAQ National Market.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 hereby registers 1,000,000 additional shares of Common Stock pursuant to the Restated 1987 Stock Option Plan of On Assignment, Inc. Registration Statements on Form S-8 (File Nos. 333-61998, 333-38849 and 33-57078), registering common stock under the Plan were previously filed with the Securities and Exchange Commission and are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        On Assignment, Inc. (the "Registrant") will separately send or give documents containing the information required to be provided in this Part I to its employees participating in the On Assignment, Inc. Restated 1987 Stock Option Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, the Registrant will not file these documents with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION BY REFERENCE.

        Registrant hereby incorporates by reference into this Registration Statement the following documents:

  (a)
  The Registrant's Registration Statements on Form S-8 filed with the Commission on May 31, 2001, October 28, 1997 and January 19, 1993 (Registration Nos. 333-61998, 333-38849 and 33-57078 respectively);

  (b)
  The Registrant's annual report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003 (Registration No. 000-20540);

  (c)
  The Registrant's quarterly report on Form 10-Q for the period ended March 31, 2003, filed with the Commission on May 12, 2003, as amended on May 13, 2003 (Registration No. 000-20540);

  (d)
  The Registrant's current report on Form 8-K filed with the Commission on June 5, 2003 (Registration No. 000-20540); and

  (e)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 11, 1992 and registering shares of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

        Unless expressly indicated, a Current Report furnished to the Commission on Form 8-K pursuant to Item 9 or Item 12 thereof shall not be incorporated by reference into this Registration Statement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable (the Registrant's Common Stock is registered with the Commission under Section 12 of the Exchange Act).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(a)	Certificate of Amendment of Restated Certificate of Incorporation of On Assignment, Inc. (Incorporated by reference from an exhibit filed with Registrant's Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on October 5, 2000.)
4.1
Restated Certificate of Incorporation (Incorporated by reference from an exhibit filed with Registrant's Annual Report on Form 10-K (File No. 0-20540) filed with the Securities and Exchange Commission on March 30, 1993.)
4.2
Amended and Restated Bylaws (Incorporated by reference from an exhibit filed with Registrant's Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002.)
4.3
Specimen Common Stock Certificate (Incorporated by reference from an exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 33-50646) declared effective by the Securities and Exchange Commission on September 21, 1992.)
4.4	On Assignment, Inc. Restated 1987 Stock Option Plan (As amended and restated April 18, 2003).*
4.5
Rights Agreement dated as of June 4, 2001, between Registrant and U.S. Stock Transfer Corporation (Incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Reposition on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).
5.1	Opinion of Hogan & Hartson L.L.P.*
23.1	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)*
23.2	Consent of Deloitte & Touche LLP *
24	Power of Attorney (contained on the Signature Page hereto)*

*
Filed herewith.

ITEM 9. UNDERTAKINGS.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calabasas, State of California, on June 16, 2003.

ON ASSIGNMENT, INC.

By:	/s/ JOSEPH PETERSON, M.D. Joseph Peterson, M.D. Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW BY ALL PERSONS, that each person whose signature appears below constitutes and appoints, Joseph Peterson and Ronald W. Rudolph, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to prepare and file all instruments and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ JOSEPH PETERSON, M.D. Joseph Peterson, M.D.	Chief Executive Officer and President (Principal Executive Officer)	June 16, 2003
/s/ RONALD W. RUDOLPH Ronald W. Rudolph	Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2003
/s/ JEREMY M. JONES Jeremy M. Jones	Chairman of the Board of Directors	June 16, 2003
/s/ WILLIAM E. BROCK The Honorable William E. Brock	Director	June 16, 2003
/s/ ELLIOTT ETTENBERG Elliott Ettenberg	Director	June 16, 2003
/s/ JONATHAN S. HOLMAN Jonathan S. Holman	Director	June 16, 2003

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY